Exhibit 10.1

September 25, 2025

American Exceptionalism Acquisition Corp. A

506 Santa Cruz Ave., Suite 300

Menlo Park, CA 94025

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into or proposed to be entered into by and between American Exceptionalism Acquisition Corp. A, a Cayman Islands exempted company (the “Company”), and Santander US Capital Markets LLC, as the representative of the underwriters named therein (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 34,500,000 of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) (including up to 4,500,000 Ordinary Shares that may be purchased to cover over-allotments, if any). The Ordinary Shares shall be sold in the Public Offering pursuant to a registration statement on Form S-1 (File No. 333-289701) and a prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AEXA Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), and the other undersigned persons (each, an “Insider” and collectively, the “Insiders”), each hereby agrees with the Company as follows:

1. The Sponsor and each Insider agrees with the Company that if the Company seeks shareholder approval of a proposed initial Business Combination, then in connection with such proposed initial Business Combination, it, he or she shall (a) vote any Shares owned by it, him or her in favor of such proposed initial Business Combination (including any proposals recommended by the Company’s board of directors (the “Board”) in connection with such proposed initial Business Combination), except that it, he or she shall not be required to so vote any Shares that it, he or she purchased in compliance with the requirements of Rule 14e-5 under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), after the Company publicly announces its intention to engage in such proposed Business Combination and (b) not redeem any Shares owned by it, him or her in connection with such shareholder approval of such proposed initial Business Combination.

2. The Sponsor and each Insider hereby agrees with the Company that in the event that the Company fails to consummate its initial Business Combination within 24 months from the closing of the Public Offering (or 27 months from the closing of the Public Offering if the Company has executed a definitive agreement for an initial Business Combination within 24 months from the closing of the Public Offering), or such earlier liquidation date as the Board may approve, or such later period approved by the Company’s shareholders, in each case in accordance with the Company’s amended and restated memorandum and articles of association, as they may be amended from time to time (the “Completion Window”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Ordinary Shares sold in the Public Offering (the “Public Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the other requirements of applicable law. The Sponsor and each Insider agrees not to propose any amendment to the Company’s amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, a Business Combination, (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company has not completed its initial Business Combination within the Completion Window, or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares or Private Placement Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (x) the consummation of an initial Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such initial Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares and (y) a shareholder vote to amend the Company’s amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within the Completion Window, or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to redemption and liquidation rights with respect to any Public Shares it, he or she hold if the Company fails to consummate its initial Business Combination within the Completion Window).

3. Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 (“Section 16”) of the Exchange Act, with respect to, any Shares or any securities convertible into, or exercisable or exchangeable for, Shares, or publicly announce an intention to effect any such transaction; provided, however, that the foregoing does not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the company (as long as such current or future independent director transferee is subject to this Letter Agreement or executes an agreement substantially identical to the terms of this Letter Agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). The restrictions of this paragraph 3 will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (a) any third party for services rendered (other than the Company’s independent registered public accountants) or products sold to the Company or (b) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended; provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent registered public accountants) or products sold to the Company or by a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5. To the extent that the Underwriters do not exercise in full their over-allotment option to purchase up to an additional 4,500,000 Ordinary Shares within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate, rounded to the nearest whole share, equal to 1,928,571 multiplied by a fraction, (a) the numerator of which is 4,500,000 minus the number of Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (b) the denominator of which is 4,500,000. All references in this Letter Agreement to Founder Shares of the Company being forfeited shall take effect as surrenders for no consideration of such Founder Shares as a matter of Cayman Islands law. The Initial Shareholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a capitalization or share repurchase or redemption, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares at 42.9% of the number of Ordinary Shares issued in the Public Offering, rounded to the nearest whole share. In connection with such increase or decrease in the size of the Public Offering, then (i) the references to 4,500,000 in the numerator and denominator of the formula in the first sentence of this paragraph 5 shall be changed to a number equal to 15% of the number of Ordinary Shares issued in the Public Offering (excluding the Ordinary Shares purchased to cover over-allotments, if any) and (ii) the reference to 1,928,571 in the formula set forth in the first sentence of this paragraph 5 shall be adjusted to such number of Founder Shares that the Sponsor would have to return to the Company in order for the number of Founder Shares to equal 42.9% of the number of Ordinary Shares issued in the Public Offering (assuming no exercise of the Underwriters’ over-allotment option to purchase additional Ordinary Shares in the Public Offering), in each case rounded to the nearest whole share.

6. The Sponsor and each Insider hereby agrees and acknowledges that: (a) the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor or such Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), and 10 of this Letter Agreement; (b) monetary damages may not be an adequate remedy for such breach; and (c) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer (as defined below) any Founder Shares (or Ordinary Shares issuable upon conversion thereof on the terms described herein) until the earlier of (i) one year after the completion of the Company’s initial Business Combination and (ii) subsequent to the completion of the Company’s initial Business Combination, (x) if the last reported sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of the Company’s initial Business Combination or (y) the date following the completion of the Company’s initial Business Combination on which a Change of Control (as defined below) occurs (the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Shares until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Shares Lock-up Period”, and together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), transfers of the Founder Shares, Private Placement Shares and Ordinary Shares issued or issuable upon the conversion of the Founder Shares are permitted: (i) to the Company’s officers, directors, advisors or consultants, any affiliate or family member of any of the Company’s officers, directors, advisors or consultants, any members or partners of the Sponsor or their affiliates and funds and accounts advised by such members or partners, any affiliates of the

Sponsor, or any employees of such affiliates; (ii) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the Completion Window or in connection with the consummation of a Business Combination at prices no greater than the price at which the shares or units were originally purchased; (vi) pro rata distributions from the Sponsor to its respective members, partners or shareholders pursuant to the Sponsor’s limited liability company agreement or other organizational documents; (vii) by virtue of the laws of the Cayman Islands or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (viii) in the event of the Company’s liquidation prior to the consummation of a Business Combination; (ix) in the event that, subsequent to the consummation of a Business Combination, a Change of Control occurs; or (x) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (i) through (vii); provided, however, that, in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Letter Agreement.

8. (a) The Initial Shareholders and the Company agree that all of the Founder Shares outstanding following the completion of the Public Offering shall be subject to the conversion and forfeiture provisions set forth in this paragraph 8. The Founder Shares shall only automatically convert into Ordinary Shares on a one-for-one basis (the “Initial Founder Share Conversion Ratio”), as the same may be adjusted in accordance with this paragraph 8, on or prior to the tenth anniversary of the Company’s initial Business Combination, upon the earlier of:

1. (A) solely with respect to one-third of such aggregate number of Founder Shares, a time after the completion of the Company’s initial Business Combination in which the last reported sale price of the Ordinary Shares for any 20 trading days within a 30-trading day period commencing after the completion of the Company’s initial Business Combination equals or exceeds $15.00 (the “First Vesting Price”), (B) solely with respect to an additional one-third of such aggregate number of Founder Shares, a time after the completion of the Company’s initial Business Combination in which the last reported sale price of the Ordinary Shares for any 20 trading days within a 30-trading day period commencing after the completion of the Company’s initial Business Combination equals or exceeds $17.50 (the “Second Vesting Price”), and (C) solely with respect to the remaining one-third of such aggregate number of Founder Shares, a time after the completion of the Company’s initial Business Combination in which the last reported sale price of the Ordinary Shares for any 20 trading days within a 30-trading day period commencing after the completion of the Company’s initial Business Combination equals or exceeds $20.00 (the “Third Vesting Price,” together with the First Vesting Price and the Second Vesting Price, the “Vesting Prices” and each a “Vesting Price”); and

2. subsequent to the completion of the Company’s initial Business Combination, the date on which a Change of Control occurs.

(b) Any Founder Shares that have not converted into Ordinary Shares pursuant to paragraph 8(a) on the date that is ten years after the completion of the Company’s initial Business Combination shall be promptly returned by the Initial Shareholders to the Company, without any consideration for such transfer, and cancelled by the Company.

(c) For purposes of this paragraph 8, a “Change of Control” means the occurrence of any of the following after the completion of the Company’s initial Business Combination:

1. a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any of its wholly owned subsidiaries and the Company’s and its wholly-owned subsidiaries’ respective employee benefit plans, has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of issued and outstanding Company Shares representing more than 50% of the voting power of the issued and outstanding Company Shares; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder;

2. individuals who were directors of the Company immediately following the completion of the Company’s initial Business Combination (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the completion of the Company’s initial Business Combination whose election, or nomination by the Board for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (including without limitation any settlement thereof);

3. the consummation of (a) any share exchange, consolidation, merger or similar form of transaction involving the Company, (b) the sale, disposition, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s consolidated assets to any person or entity (other than one of the Company’s wholly owned subsidiaries) or (c) the acquisition of assets or securities of another entity by the Company or any of its subsidiaries, in each case of (a), (b) and (c) unless, following such consummation, (1) the voting securities of the Company outstanding immediately prior to such consummation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the Company and more than 50% of the total number of issued and outstanding shares of the Company’s share capital, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the shareholders of the Company immediately prior to such consummation own voting securities of the Company, the surviving entity or its parent immediately following such consummation in substantially the same proportions (vis-à-vis each other) as such shareholders owned the voting securities of the Company immediately prior to such consummation, (2) no “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any of its wholly owned subsidiaries and the Company’s and its wholly-owned subsidiaries’ respective employee benefit plans, has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of issued and outstanding Company Shares representing more than 50% of the voting power of the issued and outstanding Company Shares and (3) at least 50% of the members of the board of directors of the continuing or surviving entity (or its parent company) immediately after such transaction were Incumbent Directors at the time of the execution of the definitive agreement providing for such transaction or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such transaction;

4. the shareholders of the Company approve any plan or proposal for the Company’s complete liquidation or dissolution (other than a liquidation or dissolution that shall occur contemporaneously with a transaction described in paragraph 8(c)(3) that does not otherwise constitute a “Change of Control”); and

5. the Ordinary Shares cease to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors).

(d) Notwithstanding the Initial Founder Share Conversion Ratio, in the case that additional Ordinary Shares or any other Equity-linked Securities, are issued, or deemed issued, by the Company in excess of the amounts offered in the Public Offering and related to the closing of the initial Business Combination, the Initial Founder Share Conversion Ratio will be adjusted so that the number of Ordinary Shares issuable upon conversion of all Founder Shares will equal, on an as-converted basis, in the aggregate, thirty percent (30%) of the sum of (i) the total number of all Ordinary Shares outstanding upon the completion of the Public Offering (including any Ordinary

Shares issued pursuant to the Underwriters’ over-allotment option but excluding the Private Placement Shares), plus (ii) all Company Shares and Equity-linked Securities issued or deemed issued, related to or in connection with the closing of the initial Business Combination (excluding any Company Shares or Equity-linked Securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent shares issued to the Sponsor or any of its affiliates or to the Company’s officers or directors upon conversion of working capital loans made to the Company). Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Founder Share Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Ordinary Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Founder Shares then outstanding consenting or agreeing separately as a separate class pursuant to the Company’s amended and restated memorandum and articles of association.

(e) Each Vesting Price and the Initial Founder Share Conversion Ratio for any Founder Shares that have not otherwise been converted into Ordinary Shares shall be subject to adjustment, without duplication, upon the occurrence of the following events:

1. Cash Dividends. If the Company, at any time on or prior to the tenth anniversary of the completion of the Company’s initial Business Combination, shall pay a cash dividend or make a distribution in cash to all or substantially all of the holders of Ordinary Shares on account of such Ordinary Shares (or other shares of the Company’s share capital into which the Founder Shares are convertible, as may be applicable), other than (i) to satisfy the redemption rights of the holders of the Ordinary Shares in connection with a proposed initial Business Combination, (ii) to satisfy the redemption rights of the holders of the Ordinary Shares in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (x) to modify the substance or timing of the Company’s obligation to provide holders of Ordinary Shares the right to have their shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Ordinary Shares included in the Public Offering if the Company does not complete its initial Business Combination within the Completion Window, or (y) with respect to any other material provision relating to the rights of holders of Ordinary Shares or pre-initial Business Combination activity, or (iii) in connection with the redemption of the Ordinary Shares included in the Public Offering upon the failure of the Company to complete its initial Business Combination within the Completion Window and any subsequent distribution of its assets upon its liquidation, then each Vesting Price, as in effect at the opening of business on the day following the date fixed for the determination of shareholders of the Company entitled to receive such dividend or other distribution, shall be decreased, effective immediately after the open of business on the Ex-Date for such dividend or other distribution, by the amount of cash paid on each Ordinary Share in respect of such dividend or distribution.

2. Stock Dividends. If the Company, at any time on or prior to the tenth anniversary of the completion of the Company’s initial Business Combination, shall pay or make a dividend or other distribution on the Ordinary Shares exclusively in Ordinary Shares, then (A) each Vesting Price, as in effect at the opening of business on the day following the date fixed for the determination of shareholders of the Company entitled to receive such dividend or other distribution, shall be adjusted by multiplying such Vesting Price by a fraction of which the numerator shall be the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution and (B) the Initial Founder Share Conversion Ratio, as in effect at the opening of business on the day following the date fixed for the determination of shareholders of the Company entitled to receive such dividend or other distribution, shall be adjusted by multiplying the Initial Founder Share Conversion Ratio by a fraction, the numerator of which is the sum of the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination and the total number of shares constituting such dividend or other distribution and the denominator of which is the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination. Any adjustment under this paragraph 8(e)(2) shall become effective immediately after the opening of business on the day following the date fixed for such determination.

3. Stock Purchase Rights. If the Company, at any time on or prior to the tenth anniversary of the completion of the Company’s initial Business Combination, shall issue or distribute to all holders of its Ordinary Shares options, warrants or other rights entitling them to subscribe for or purchase Ordinary Shares at a price per Ordinary Share less than the Current Market Price over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance or distribution (the “Rights Valuation Period”), then (A) each Vesting Price in effect at the opening of business immediately following the close of business on the last trading day of the Rights Valuation Period shall be adjusted by multiplying such Vesting Price by a fraction, the numerator of which is the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination plus the number of Ordinary Shares which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board, whose determination shall be described in a resolution of the Board) would purchase at such Current Market Price (such number of Ordinary Shares, the “Deemed Repurchased Shares”) and the denominator of which shall be the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination plus the number of Ordinary Shares so offered for subscription or purchase, either directly or indirectly, and (B) the Initial Founder Share Conversion Ratio, as in effect at the opening of business immediately following the close of business on the last trading day of the Rights Valuation Period, shall be adjusted by multiplying the Initial Founder Share Conversion Ratio by a fraction, the numerator of which is the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination plus the number of Ordinary Shares so offered for subscription or purchase, either directly or indirectly, and the denominator of which is the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination plus the number of Deemed Repurchased Shares. Any adjustment under this paragraph 8(e)(3) shall become effective immediately after the opening of business immediately following the close of business on the last trading day of the Rights Valuation Period. In the event that such options, warrants or other rights are not so issued or distributed, each Vesting Price and the Initial Founder Share Conversion Ratio shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such options, warrants or other rights, to the applicable Vesting Price and Initial Founder Share Conversion Ratio that would then be in effect if such issuance had not been declared. In the event that such options, warrants or other rights are not so exercised prior to their expiration or Ordinary Shares are otherwise not delivered pursuant to such options, warrants or other rights, each Vesting Price and the Initial Founder Share Conversion Ratio shall be readjusted, effective as of the expiration of such options, warrants or other rights, to the applicable Vesting Price and Initial Founder Share Conversion Ratio that would then be in effect had the increase made upon the issuance or distribution of such options, warrants or other rights been made on the basis of the delivery of only the number of Ordinary Shares actually delivered. Notwithstanding anything to the contrary in the foregoing, a distribution of rights pursuant to any shareholder rights plan will not result in an adjustment to the Vesting Price pursuant to this paragraph 8(e)(3) or paragraph 8(e)(4); provided that the Company has provided for the holders of the Founder Shares to receive such rights upon conversion of the Founder Shares in accordance with the terms of this Agreement; provided, further, that such holders of the Founder Shares shall not be permitted to receive such rights to the extent that any of the such holders or their respective affiliates is the “Acquiring Person” under such shareholder rights plan.

4. Debt, Asset or Security Distributions.

a) If the Company, at any time on or prior to the tenth anniversary of the completion of the Company’s initial Business Combination, shall by dividend or otherwise, distribute to all holders of its Ordinary Shares evidences of its indebtedness, assets or securities (but excluding (i) any dividend or distribution paid exclusively in cash referred to in paragraph 8(e)(1) above, (ii) any dividend or distribution paid exclusively in Ordinary Shares referred to in paragraph 8(e)(2), (iii) any dividend or distribution of options, warrants or other rights referred to in paragraph 8(e)(3) above, (iv) any dividend or distribution of ordinary shares of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-off (as defined below) referred to in the next subparagraph), then each Vesting Price, as in effect immediately prior to the close of business on the date fixed for the determination of shareholders of the Company entitled to receive such distribution, shall be decreased by the fair market value (as determined in good faith by the Board, whose determination shall be described in a resolution of the Board) of the portion of the assets, securities or evidences of indebtedness so distributed in respect of one Ordinary Share, such adjustment to become effective immediately after the open of business on the Ex-Date for such distribution.

b) If the Company, at any time on or prior to the tenth anniversary of the completion of the Company’s initial Business Combination, shall effect any Spin-Off, then each Vesting Price in effect immediately prior to the close of business on the record date fixed for determination of shareholders of the Company entitled to receive such distribution shall be reduced by the Spin-off Market Value of the portion of those shares of capital stock or similar equity interests so distributed in respect of one Ordinary Share. Any adjustment to the Vesting Price under this paragraph 8(e)(4)(b) will occur on the close of business on the last trading day of the Spin-off Valuation Period but will be given retroactive effect as of immediately after the open of business on the Ex-Date of the Spin-Off. “Spin-off” shall mean a dividend or other distribution of shares of the capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company. The “Spin-off Market Value” shall mean (x) in the case of securities to be distributed to the holders of the Ordinary Shares in connection with a Spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the Spin-off and where such securities are listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a U.S. national securities exchange, the average of the last reported sale price of those securities over the first 10 consecutive trading days commencing on, and including, the Ex-Date for the Spin-off (the “Spin-off Valuation Period”), (y) in the case of securities being distributed in any Spin-off that is effected simultaneously with an initial public offering, the initial public offering price and (z) in the case of securities being distributed in any Spin-off not involving any initial public offering of such securities and where such securities are not and will not be listed or quoted on a U.S. national securities exchange, the fair market value (on a per share basis) of such securities (as determined in good faith by the Board, whose determination shall be described in a resolution of the Board).

5. Tender Offers and Exchange Offers. In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Ordinary Shares shall, at any time on or prior to the tenth anniversary of the completion of the Company’s initial Business Combination, expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to shareholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of aggregate consideration having a fair market value (as determined in good faith by the Board, whose determination shall be described in a resolution of the Board) per Ordinary Share that exceeds the Current Market Price over the 10 consecutive trading day period (the “Offer Valuation Period”) ending on, and including, the last date (the “Expiration Time”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately after the opening of business on the day after the Expiration Time, then each Vesting Price shall be reduced by multiplying such Vesting Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (1) the product of (I) the Current Market Price during the Offer Valuation Period and (II) the number of Ordinary Shares outstanding (including any Purchased Shares) on the date of the Expiration Time, less (2) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (1) the number of Ordinary Shares outstanding (including any Purchased Shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) and (2) the Current Market Price over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such tender or exchange offer.

6. Stock Splits, Reverse Splits and Combinations. In case at any time on or prior to the tenth anniversary of the completion of the Company’s initial Business Combination outstanding Ordinary Shares shall be subdivided, split or reclassified into a greater number of Ordinary Shares, then each Vesting Price in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately reduced and the Initial Founder Share Conversion Ratio shall be proportionately increased, and, conversely, in case outstanding Ordinary Shares shall be combined or reclassified into a smaller number of Ordinary Shares, the Vesting Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately increased, and the Initial Founder Share Conversion Ratio shall be proportionately reduced. Any adjustment under this paragraph 8(e)(6) shall become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(f) Notwithstanding the foregoing, the applicable Vesting Price shall not be adjusted for a change in the par value of the Ordinary Shares or upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries. References in this paragraph 8 to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Founder Shares of any shareholder and, on behalf of such shareholders, automatic application of such redemption proceeds to pay for such new Ordinary Shares into which the Founder Shares have been converted or exchanged. The Ordinary Shares to be issued on an exchange or conversion shall be registered in the name of such shareholder or in such name as the shareholder may direct pursuant to the Company’s amended and restated memorandum and articles of association.

9. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company, if any (including any such information included in the Prospectus), is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. Each Insider’s questionnaire furnished to the Company, if any, is true and accurate in all respects. Each Insider represents and warrants that: (a) it is not subject to, or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; and (b) it has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

10. Except as disclosed in, or as expressly contemplated by, the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

11. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the Board and hereby consents to being named in the Prospectus as a director of the Company.

12. As used herein, (a) “Business Combination” shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (b) “Current Market Price” means the arithmetic average of the Daily VWAP per Ordinary Share for each of the consecutive full trading days during a specified period; (c) “Daily VWAP” means, on any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “P <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company), it being understood that the “Daily VWAP” shall be determined without regard to after-hours trading or any trading outside of the regular trading session hours; (d) “Equity-linked Securities” means any debt or equity securities that are convertible, exercisable or exchangeable for Ordinary Shares; (e) “Ex-Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market; (f) “Founder Shares” shall mean the 14,785,714 Class B ordinary shares, par value $0.0001 per share, of the Company issued and outstanding immediately prior to the consummation of the Public Offering (the Company’s Class B ordinary shares, together with the Ordinary Shares, the “Company Shares”); (g) “Initial Shareholders” shall mean the Sponsor and any other person that holds Founder Shares; (h) “Private Placement Shares” shall mean the Ordinary Shares that will be acquired by the Sponsor for an aggregate purchase price of $1,750,000 (whether or not the underwriters’ over-allotment option is exercised in full), or $10.00 per Ordinary Share, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (i) “Public Shareholders” shall mean the holders of Public Shares; (j) “Shares” shall mean, collectively, the Ordinary Shares, the Founder Shares and the Private Placement Shares; (k) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Shares shall be deposited; and (l) “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (a) each Insider that is the subject of any such change, amendment, modification or waiver and (b) the Sponsor.

14. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the Company and the Sponsor. Any purported assignment in violation of this paragraph 14 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each of the parties hereto (a) agrees that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (b) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic transmission.

18. Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

19. This Letter Agreement shall terminate on the earlier of (a) the later of (i) the expiration of the Lock-up Periods, and (ii) the earlier of (x) the conversion of all outstanding Founder Shares into Ordinary Shares pursuant to paragraph 8 and (y) the tenth anniversary of the Company’s initial Business Combination; and (b) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2025; provided, further, that paragraph 4 of this Letter Agreement shall survive such liquidation.

20. This Letter Agreement may be executed in any number of original or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

Sincerely,

AEXA SPONSOR LLC

By:	/s/ Jeffrey Vignos
Name: Jeffrey Vignos
Title: Chief Financial Officer

[Signature Page to Letter Agreement]

/s/ Jas Athwal
Name: Jas Athwal

[Signature Page to Letter Agreement]

/s/ Kevin Conroy
Name: Kevin Conroy

[Signature Page to Letter Agreement]

/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya

[Signature Page to Letter Agreement]

/s/ Steven Trieu
Name: Steven Trieu

[Signature Page to Letter Agreement]

/s/ Jeffrey Vignos
Name: Jeffrey Vignos

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

AMERICAN EXCEPTIONALISM ACQUISITION CORP. A

By:	/s/ Steven Trieu
Name: Steven Trieu
Title: Chief Executive Officer

[Signature Page to Letter Agreement]